                                                                EXHIBIT 24.01(g)

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS that Kelly Ashton Sant Albano, a Director of GENERAL HOST CORPORATION, a New York corporation ("the Corporation"), hereby constitutes and appoints Harris J. Ashton, J. Theodore Everingham and James R. Simpson, and each of them (with full power to each of them to act alone), her true and lawful attorney-in-fact and agent, for her and on her behalf and in her name place and stead, to sign, execute and affix her name thereto and file the Corporation's Annual Report on Form 10-K for the fiscal year ended January 26, 1997, with the Securities and Exchange Commission and any other appropriate authority, granting unto such persons and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as she herself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has signed this Power of Attorney on March 26, 1997.



                                                   /s/ Kelly Ashton Sant Albano
                                                   ----------------------------
                                                       Kelly Ashton Sant Albano